Exhibit 99.1

Clayton Williams Energy Announces Third Quarter 2011 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--October 27, 2011--Clayton Williams Energy, Inc. (the “Company”) (NASDAQ:CWEI) today reported its financial results for the third quarter of 2011.

Financial Results for the Third Quarter of 2011

Net income attributable to Company stockholders for the third quarter of 2011 (“3Q11”) was $74.5 million, or $6.13 per share, as compared to net income of $11.6 million, or $.96 per share, for the third quarter of 2010 (“3Q10”). Cash flow from operations for 3Q11 was $55.6 million as compared to $57.5 million for 3Q10.

For the nine months ended September 30, 2011, net income attributable to Company stockholders was $109.3 million, or $8.99 per share, as compared to net income of $42.3 million, or $3.48 per share, for the same period in 2010. Cash flow from operations for the nine-month period in 2011 was $175.3 million as compared to $154.2 million during the same period in 2010.

The key factors affecting the comparability of financial results for 3Q11 versus 3Q10 were:

  Gain on derivatives for 3Q11 was $92.3 million ($91.1 million non-cash mark-to-market gain and a $1.2 million realized gain on settled contracts) versus a loss in 3Q10 of $4 million ($8 million non-cash mark-to-market loss and a $4 million realized gain on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.
  Oil and gas sales increased $17.8 million in 3Q11 versus 3Q10. Price variances accounted for an $18.3 million increase, offset in part by a $500,000 decrease due to production variances. Average realized oil prices were $89.36 per barrel in 3Q11 versus $73.18 per barrel in 3Q10, and average realized gas prices were $5.46 per Mcf in 3Q11 versus $4.56 per Mcf in 3Q10.
  Oil production increased 3% in 3Q11 versus 3Q10 while gas production declined 13%. Oil and gas production per barrel of oil equivalent (“BOE”) decreased 4% in 3Q11 as compared to 3Q10. Oil production increased to 945,000 barrels, or 10,272 barrels per day, as compared to 915,000 barrels, or 9,946 barrels per day, while gas production declined to 2.2 Bcf, or 23,859 Mcf per day as compared to 2.5 Bcf or 27,500 Mcf per day for 3Q10. The increase in oil production and the decline in gas production are indicative of the Company’s current emphasis on the development of oil reserves in the Permian Basin.
  Production costs increased 18% from $20.5 million in 3Q10 to $24.3 million in 3Q11 due to a combination of more producing wells, rising costs of field services and increased production taxes on higher oil and gas sales.
  Interest expense increased to $8.7 million in 3Q11 compared to $6 million in 3Q10 due in part to the increase in the total aggregate principal amount of the Company’s Senior Notes.
  G&A expenses were $7.1 million in 3Q11 versus $8.7 million in 3Q10. Non-cash employee compensation expense from incentive compensation plans accounted for $1.1 million in 3Q11 versus $3 million in 3Q10. Excluding non-cash employee compensation expense, G&A expenses increased 4% in 3Q11 compared to 3Q10.
  Non-cash impairments of property and equipment were $5 million in 3Q11 versus $794,000 in 3Q10. The 3Q11 impairment related to certain non-core oil and gas properties.

Comparisons to Guidance

Oil and gas production for 3Q11 was 14,912 BOE per day, 6% above the mid-point of the Company’s guidance range of 14,075 BOE per day. More than half of the variance was attributable to higher than forecasted oil production from the Company’s Austin Chalk drilling program.

Monetization of Oil Hedges

In October 2011, the Company terminated substantially all of its existing 2012 and 2013 oil hedges for cash proceeds of $50 million. The terminated contracts covered 2,649,000 barrels of oil production for 2012 and 1,189,000 barrels for 2013. Proceeds from the termination of these contracts were used to repay a portion of the Company’s outstanding bank indebtedness.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, October 27th at 1:30 p.m. CT (2:30 p.m. ET). The dial-in conference number is: 800-901-5213, passcode 28983054. The replay will be available for one week at 888-286-8010, passcode 79342999.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
REVENUES
Oil and gas sales	$99,752	$81,978	$300,488	$237,938
Natural gas services	334	397	1,108	1,352
Drilling rig services	929	-	3,614	-
Gain on sales of assets	49	2,857	14,570	3,256
Total revenues	101,064	85,232	319,780	242,546

COSTS AND EXPENSES
Production	24,284	20,518	75,237	62,012
Exploration:
Abandonments and impairments	1,256	364	2,307	6,133
Seismic and other	1,842	1,361	5,287	3,995
Natural gas services	233	297	781	951
Drilling rig services	1,673	123	4,378	1,204
Depreciation, depletion and amortization	25,901	25,223	74,987	76,272
Impairment of property and equipment	5,035	794	9,459	11,908
Accretion of abandonment obligations	706	659	2,077	1,953
General and administrative	7,142	8,730	22,678	22,786
Loss on sales of assets and impairment of inventory	114	80	417	1,523
Total costs and expenses	68,186	58,149	197,608	188,737
Operating income	32,878	27,083	122,172	53,809

OTHER INCOME (EXPENSE)

Interest expense	(8,717)	(6,040)	(24,304)	(18,393)
Loss on early extinguishment of long-term debt	(907)	-	(5,501)	-
Gain (loss) on derivatives	92,286	(3,995)	74,128	27,289
Other	527	972	3,514	2,816

Total other income (expense)	83,189	(9,063)	47,837	11,712

Income before income taxes	116,067	18,020	170,009	65,521

Income tax expense	(41,544)	(6,397)	(60,693)	(23,260)

NET INCOME	$74,523	$11,623	$109,316	$42,261

Net income per common share:
Basic	$6.13	$0.96	$8.99	$3.48
Diluted	$6.13	$0.96	$8.99	$3.48

Weighted average common shares outstanding:
Basic	12,163	12,146	12,160	12,146
Diluted	12,163	12,146	12,161	12,146

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	September 30,	December 31,
	2011	2010
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$36,024	$8,720
Accounts receivable:
Oil and gas sales	34,399	35,361
Joint interest and other, net	10,155	9,893
Affiliates	728	796
Inventory	37,309	39,218
Deferred income taxes	3,439	5,074
Fair value of derivatives	42,642	-
Assets held for sale	-	8,762
Prepaids and other	16,970	5,997
	181,666	113,821
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,001,354	1,707,252
Natural gas gathering and processing systems	23,619	18,153
Contract drilling equipment	71,851	58,486
Other	18,574	17,425
	2,115,398	1,801,316
Less accumulated depreciation, depletion and amortization	(1,126,137)	(1,034,227)
Property and equipment, net	989,261	767,089

OTHER ASSETS
Debt issue costs, net	11,683	8,323
Fair value of derivatives	28,754	-
Other	3,958	1,684
	44,395	10,007

	$1,215,322	$890,917

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$89,551	$74,123
Oil and gas sales	35,612	28,920
Affiliates	2,048	1,251
Fair value of derivatives	-	7,224
Accrued liabilities and other	35,125	22,202
	162,336	133,720

NON-CURRENT LIABILITIES
Long-term debt	514,523	385,000
Deferred income taxes	137,374	78,035
Fair value of derivatives	-	3,409
Other	42,108	41,301
	694,005	507,745

STOCKHOLDERS' EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,216	1,215
Additional paid-in capital	152,502	152,290
Retained earnings	205,263	95,947
Total stockholders' equity	358,981	249,452

	$1,215,322	$890,917

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$74,523	$11,623	$109,316	$42,261
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation, depletion and amortization	25,901	25,223	74,987	76,272
Impairment of property and equipment	5,035	794	9,459	11,908
Exploration costs	1,256	364	2,307	6,133
(Gain) loss on sales of assets and impairment of inventory, net	65	(2,777)	(14,153)	(1,733)
Deferred income tax expense	41,544	6,397	60,693	23,260
Non-cash employee compensation	1,141	2,987	6,104	8,066
Unrealized (gain) loss on derivatives	(91,098)	7,997	(82,029)	(17,874)
Accretion of abandonment obligations	706	659	2,077	1,953
Amortization of debt issue costs	493	400	1,623	1,174
Loss on early extinguishment of long-term debt	907	-	5,501	-

Changes in operating working capital:
Accounts receivable	(1,299)	(3,491)	768	1,743
Accounts payable	(5,430)	8,650	(4,456)	5,247
Other	1,819	(1,335)	3,090	(4,242)
Net cash provided by operating activities	55,563	57,491	175,287	154,168

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(102,193)	(73,113)	(282,474)	(208,641)
Proceeds from sales of assets	361	2,659	12,466	75,670
Change in equipment inventory	(1,939)	(4,375)	2,844	(3,075)
Other	(23)	(33)	(133)	(131)
Net cash used in investing activities	(103,794)	(74,862)	(267,297)	(136,177)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	161,500	29,000	445,366	-
Repayments of long-term debt	(95,324)	-	(323,500)	(10,000)
Premium on early extinguishment of long-term debt	-	-	(2,765)	-
Proceeds from exercise of stock options	-	-	213	-
Net cash provided by (used in) financing activities	66,176	29,000	119,314	(10,000)

NET INCREASE IN CASH
AND CASH EQUIVALENTS	17,945	11,629	27,304	7,991

CASH AND CASH EQUIVALENTS
Beginning of period	18,079	10,375	8,720	14,013

End of period	$36,024	$22,004	$36,024	$22,004

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF EBITDAX
(Unaudited)
(In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, (gain) loss on sales of assets and impairment of inventory, loss on early extinguishment of debt and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of abandonment obligations, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income to EBITDAX:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income	$74,523	$11,623	$109,316	$42,261
Interest expense	8,717	6,040	24,304	18,393
Income tax expense	41,544	6,397	60,693	23,260
Exploration:
Abandonments and impairments	1,256	364	2,307	6,133
Seismic and other	1,842	1,361	5,287	3,995
Net (gain) loss on sales of assets and impairment of inventory	65	(2,777)	(14,153)	(1,733)
Loss on early extinguishment of debt	907	-	5,501	-
Depreciation, depletion and amortization	25,901	25,223	74,987	76,272
Impairment of property and equipment	5,035	794	9,459	11,908
Accretion of abandonment obligations	706	659	2,077	1,953
Non-cash employee compensation	1,141	2,987	6,104	8,066
Non-cash changes in fair value of derivatives	(91,098)	7,997	(82,029)	(17,874)

	$70,539	$60,668	$203,853	$172,634

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Oil and Gas Production Data:
Oil (MBbls)	945	915	2,730	2,475
Gas (MMcf)	2,195	2,530	6,569	8,665
Natural gas liquids (MBbls)	61	90	217	207
Total (MBOE)	1,372	1,427	4,042	4,126

Average Realized Prices (a):
Oil ($/Bbl)	$89.36	$73.18	$92.70	$74.39
Gas ($/Mcf)	$5.46	$4.56	$5.42	$5.21
Natural gas liquids ($/Bbl)	$54.36	$36.88	$53.00	$40.38

Gain (Loss) on settled derivative contracts (a):
($ in thousands, except per unit)
Oil:
Net realized loss	$(3,292)	$(227)	$(21,989)	$(3,098)
Per unit produced ($/Bbl)	$(3.48)	$(0.25)	$(8.05)	$(1.25)

Gas:
Net realized gain	$4,481	$4,230	$14,088	$12,514
Per unit produced ($/Mcf)	$2.04	$1.67	$2.14	$1.44

Average Daily Production:
Oil (Bbls):
Permian Basin Area:
West Texas Andrews	2,768	2,246	2,625	1,609
West Texas Reeves	170	-	61	-
West Texas Other	3,384	3,846	3,378	3,860
Austin Chalk/ Eagle Ford Shale	3,458	3,044	3,418	2,827
South Louisiana	413	727	440	596
Other	79	83	78	174	(b)
Total	10,272	9,946	10,000	9,066

Natural Gas (Mcf):
Permian Basin Area:
West Texas Andrews	1,116	962	1,237	690
West Texas Reeves	27	-	20	-
West Texas Other	11,769	12,969	11,754	13,012
Giddings Area:
Austin Chalk/ Eagle Ford Shale	1,958	2,325	2,029	2,222
Cotton Valley Reef Complex	2,955	3,708	2,946	3,770
South Louisiana	5,257	5,650	4,854	6,024
Other	777	1,886	1,222	6,022	(b)
Total	23,859	27,500	24,062	31,740

Natural gas liquids (Bbls):
Permian Basin Area:
West Texas Andrews	124	310	277	184
West Texas Other	242	225	223	204
Austin Chalk/ Eagle Ford Shale	215	258	208	238
South Louisiana	56	119	54	95
Other	26	66	33	37	(b)
Total	663	978	795	758

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Oil and Gas Costs ($/BOE Produced):
Production costs	$17.70	$14.38	$18.61	$15.03
Production costs (excluding production taxes)	$13.84	$11.37	$14.77	$11.97
Oil and gas depletion	$18.25	$17.27	$18.01	$17.95

General and Administrative Expenses (in thousands):
Excluding non-cash employee compensation	$6,001	$5,743	$16,574	$14,720
Non-cash employee compensation (c)	1,141	2,987	6,104	8,066
Total	$7,142	$8,730	$22,678	$22,786

(a)	Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2011 or 2010 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2011 and 2010 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(b)	Other for 2010 includes production attributable to sold properties in North Louisiana as follows: Nine months: Oil 94, Gas 4,790, NGL 10.

(c)	Non-cash employee compensation relates to the Company's non-equity award plans.

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to September 30, 2011.

		Oil		Gas
Swaps:		Bbls (a)	Price	MMBtu (b)	Price
	Production Period:
	4th Quarter 2011	733,949	$87.58	1,500,000	$7.07
	2012	107,506	$91.15	-	$-
	2013	95,996	$91.15	-	$-
	2014	85,772	$91.15	-	$-
	2015	76,309	$91.15	-	$-
	2016	28,280	$91.15	-	$-
		1,127,812		1,500,000

(a)	In September 2011, the Company entered into oil hedges covering 398,812 barrels of oil for production months from December 2011 through May 2016. These hedges cover production related to a volumetric production payment expected to be granted to finance the proposed merger with 24 affiliated partnerships.
(b)	One MMBtu equals one Mcf at a Btu factor of 1,000.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com
or
Michael L. Pollard, 432-688-3029
Chief Financial Officer